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                                                                   Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of WebMD Corporation for the registration of 15,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 29, 2000, with respect to the consolidated financial statements of Healtheon/WebMD Corporation (currently known as WebMD Corporation) included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP


Atlanta, Georgia
November 7, 2000